EXHIBIT 10.20

                                    SUBLEASE

This sublease is made and entered into as of May 1, 1999, between Portland Brewing Company, ("PBC") as lessee and sublessor, and Power Transmission Products, Inc., ("PTP") as sublessee.

                                    Recitals

       A. PBC has entered into a lease with L & L Land Company, a partnership ("Landlord") dated May 1, 1999, of the warehouse and office building located at 2750 NW 31st Avenue, Portland, Oregon (the "Lease") and the approximately 1.5 acres of land upon which it is situated, known as Tax Lot 114 of Section 29, Township 1 North, Range 1 East, of the Willamette Meridan, as is more particularly described in the Lease.

       B. PTP was the lessee of the premises from May 1991 through April 30, 1999, and currently occupies and has been and is utilizing about five thousand square feet of office space and eight thousand square feet of warehouse space in the building and the southerly portion of the parking lot and from January 1995 until the end of April 1999 has been subleasing the balance of the premises to PBC. PTP desires to continue its occupancy of the same portion of the premises and PBC is willing to sublease such portion to PTP on the terms herein provided.

       C. Landlord has consented to this Sublease.

                                    Agreement

For and in consideration of the mutual covenants herein the parties agree as follows:

       1. Sublease. PBC hereby subleases to PTP the portion of the premises described above currently occupied by PTP for a term of twelve months, commencing May 1, 1999, and PTP agrees to pay a rental of $4,974 per month with the payment for the first and last months due upon execution of this sublease and subsequent payments due monthly commencing June 1, 1999. PTP agrees to pay as additional rental $365 per month for real property taxes assessed against the premises.

       2. Incorporation of Lease. This sublease is expressly made subject to all of the terms, conditions and limitations contained in the Lease, a copy of which is attached hereto this sublease.

       3. Compliance with Lease. PTP agrees to be bound by each and every covenant and condition contained in the lese to be performed by PBC except for the payment of rent, which shall be paid by PTP to PBC.



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         PBC agrees to pay to the  Landlord,  as and when due, all rents and all other sums required to be paid by the terms of the Lease, and to comply with all of the other terms and provisions of the Lease.

       4. Utilities and Maintenance. PTP shall pay for its own use of electricity and natural gas which is separately metered, as well as janitorial and garbage collection services. PTP shall be responsible for interior maintenance of the premises occupied by it. PBC shall be responsible for outside maintenance and maintenance of the heating, ventilating and air conditioning system.

       5. Insurance. PTP shall maintain general liability insurance with combined single limits of not less than $1 million, with PBC and lessor named as additional insureds, evidenced by a certificate which also provides that coverage will not be canceled without at least 30 days prior written notice to PBC. PBC shall maintain fire insurance on the premises, but PTP shall be responsible for insuring its own personal property and fixtures.

       6. Holding Over. In the event PTP desires to continue its occupancy beyond the term of this sublease, PTP shall notify PBC of such desire on or before February 28, 2000, and if PBC consents to such holding over, and it agrees to consent to not less than six months, PTP shall pay $4,974 as rent on April 1, 2000, and the last month's rent under this sublease shall be retained by PBC as a security deposit. PTP's tenancy during such holdover period shall be subject to termination on six months notice by either party, and the property tax portion of the rent shall be adjusted to reflect any change in the amount of tax assessed for each subsequent year.

       7. Surrender upon Termination. At the end of the sublease terms, or any extension thereof, PTP shall quit and surrender the premises in the condition now existing, reasonable wear and tear and casualty damage excepted, with repair of any damage occasioned by the removal of any fixtures or subtenant improvements.

       8. Sublessor's Indemnity PBC shall protect, defend and hold PTP harmless from and against any loss liability or claim, cost or expense (including attorney's fees) relating to or arising out of PBC's breach of any material provision of the Lease.

       9. All notices pursuant to this sublease shall be in writing, and shall be deemed effective when delivered personally or mailed, registered or certified mail, return receipt requested, to the other party at the address below:

                  If to PBC:        Portland Brewing Company
                                    2730 NW 31st Avenue
                                    Portland, OR  97210
                                    Attn:  Charles A. Adams

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                  If to PTP:        Power Transmission Products, Inc.
                                    2750 NW 31st Avenue
                                    Portland, OR  97210
                                    Attn:  Timothy C. Anderson

Either party may, by written notice to the other, change its address for purposes of this sublease.

       10. Successor Interest. All of the terms and provisions of this sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall assign any of its rights, title or interests in the subleased premises or the sublease without the prior written consent of the other party, which consent will not be unreasonably withheld.

In witness whereof, each of the parties has caused this sublease to be executed by its duly authorized officers to be effective as of May 1, 1999.

                                    Power Transmission Products, Inc.


                                    by:  /s/  Ronald M Karls
                                         ---------------------------------------
                                         title:       Vice President
                                                      --------------------------

                                    Portland Brewing Company


                                    by:  /s/  CA Adams
                                         ---------------------------------------
                                          title:      Pres.
                                                      --------------------------













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